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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 2005 related to the combined financial statements of Progress Rail Services Corporation and subsidiaries and Progress Metal Reclamation Company and subsidiary (collectively referred to herein as the "Company") as of November 30, 2004 and for the years ended November 30, 2003 and 2004, appearing in the Prospectus, which is a part of this Registration Statement, to the financial statement schedule for the years ended November 30, 2003 and 2004 appearing elsewhere in this Registration Statement, and to the references to us under the headings "Summary Historical and Pro Forma Financial Data", "Selected Historical Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Birmingham, Alabama
March 17, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM